Exhibit 5.4

CONSENT OF RAUL ESPINOZA
CONSENT OF AUTHOR / EXPERT

I hereby consent to:

1.	the use of my name, Raul Espinoza, and reference to my name, the technical report entitled “Fortuna Silver Mines Inc.: Séguéla Gold Mine, Côte d’Ivoire” dated effective December 31, 2023 (the “Séguéla Report”), evaluating the Séguéla Mine of Fortuna Mining Corp. (the “Company”), the technical report entitled “Fortuna Silver Mines Inc: Yaramoko Gold Mine, Burkina Faso” dated effective December 31, 2022 (the “Yaramoko Report”), evaluating the Yaramoko Mine, the technical report entitled “Fortuna Silver Mines Inc.: Lindero Mine and Arizaro Project, Salta Province, Argentina” dated effective December 31, 2022 (the “Lindero Report”), evaluating the Lindero property of the Company, the technical report entitled “Fortuna Silver Mines Inc.: Caylloma Mine, Caylloma District, Peru” dated effective December 31, 2023 evaluating the Caylloma Mine of the Company (together with the Séguéla Report, the Yaramoko Report and the Lindero Report, the “Reports”), and the information contained in the Reports described or incorporated by reference in the Company’s Registration Statement on Form F-10 filed with the United States Securities and Exchange Commission;

2.	the use of my name, Raul Espinoza, and reference to my name, and the technical information relating to the updated Mineral Reserves estimates for the Company’s properties contained under the heading “General Development of the Business – Three-Year History and Recent Developments” in the Annual Information Form of the Company for the fiscal year ended December 31, 2024 incorporated by reference in the Company’s Registration Statement on Form F-10 filed with the United States Securities and Exchange Commission; and

3.	the use of my name, Raul Espinoza, and reference to my name and the Reports under the headings “Interest of Experts” and “Technical Information and Third-Party Information” in the Company’s short form base shelf prospectus dated August 29, 2025.

Dated: August 29, 2025

/s/ Raul Espinoza

Raul Espinoza, FAusIMM (CP)